Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON

September 27, 2018

Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, Oklahoma 73118

Ladies and Gentlemen:

In connection with the issuance by Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), of $850,000,000 aggregate principal amount of the Company’s 7.00% Senior Notes due 2024 (the “2024 Notes”) and $400,000,000 aggregate principal amount of the Company’s 7.50% Senior Notes due 2026 (the “2026 Notes” and, together with the 2024 Notes, the “Notes”) fully and unconditionally guaranteed (the “Guarantees” and, together with the Notes, the “Securities”) by the subsidiary guarantors named in Schedule I hereto (the “Subsidiary Guarantors”), pursuant to (i) the Registration Statement on Form S-3 (Registration No. 333-219649) (the “Registration Statement”), which was filed by the Company and the Subsidiary Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and (ii) the related prospectus of the Company dated August 3, 2017, as supplemented by the prospectus supplement of the Company relating to the sale of the Securities dated September 25, 2018 (as so supplemented, the “Prospectus”), as filed by the Company with the Commission pursuant to Rule 424(b) under the Act, certain legal matters with respect to the Securities are being passed upon for you by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Current Report of the Company on Form 8-K to be filed with the Commission on or about the date hereof (the “Form 8-K”).

The Notes are to be issued under an Indenture, dated as of April 24, 2014 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee, as supplemented by the Eighth Supplemental Indenture, to be dated as of September 27, 2018 (the “Eighth Supplemental Indenture” and, together with the Base Indenture, the “2024 Notes Indenture”), establishing the terms of the 2024 Notes, and the Ninth Supplemental Indenture, to be dated as of September 27, 2018 (the “Ninth Supplemental Indenture” and, together with the Base Indenture, the “2026 Notes Indenture”), establishing the terms of the 2026 Notes. The 2024 Notes Indenture and the 2026 Notes Indenture are collectively referred to as the “Indentures.”

In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (i) the Registration Statement and the Prospectus, (ii) the Base Indenture and forms of the Eighth Supplemental Indenture and the Ninth Supplemental Indenture as filed as exhibits to the Form 8-K, (iii) the Underwriting Agreement, dated September 25, 2018 (the “Underwriting Agreement”), by and among the Company and the Underwriters named in Schedule I thereto (the “Underwriters”), relating to the issuance and sale of the Notes, (iv) the Company Order delivered pursuant to the 2024 Notes

Chesapeake Energy Corporation	September 27, 2018

Indenture and dated September 27, 2018 and the Company Order delivered pursuant to the 2026 Notes Indenture and dated September 27, 2018, (v) the Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, each as amended to date, (vi) the certificates of incorporation or formation, as the case may be, and bylaws, limited liability company, limited partnership or operating agreements or other organizational documents, as the case may be, of each Subsidiary Guarantor, (vii) corporate, limited liability company or limited partnership, as applicable, records of the Company and the Subsidiary Guarantors and (viii) certificates of public officials and of representatives of the Company and the Subsidiary Guarantors, statutes and other instruments and documents as a basis for the opinions hereinafter expressed.

In giving the opinions below, we have relied, to the extent we deemed proper, without independent investigation, upon (i) the opinions of other counsel to the Company and the Subsidiary Guarantors included as exhibits to the Form 8-K and (ii) certificates, statements and other representations of officers and other representatives of the Company and of governmental and public officials with respect to the accuracy and completeness of the material factual matters contained therein or covered thereby, and we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and complete, that all documents submitted to us as certified or photostatic copies are true and correct copies of the originals thereof and such original copies are authentic and complete.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:

1.    The Notes, when duly executed, issued and delivered by the Company in accordance with the terms of the applicable Indenture, authenticated and delivered by the Trustee in accordance with the terms of the applicable Indenture and duly purchased and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and comity, (iii) public policy and applicable law relating to fiduciary duties and indemnification and contribution or (iv) any implied covenants of good faith and fair dealing.

2.    The Guarantees, when they have been duly executed, issued and delivered in accordance with the provisions of the Indenture and duly purchased and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will constitute the legal, valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and comity, (iii) public policy and applicable law relating to fiduciary duties and indemnification and contribution or (iv) any implied covenants of good faith and fair dealing.

Chesapeake Energy Corporation	September 27, 2018

The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the laws of the State of Texas and applicable federal law, each as currently in effect.

We hereby consent to the filing of this opinion of counsel with the Commission as Exhibit 5.1 to the Form 8-K. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

SCHEDULE I

SUBSIDIARY GUARANTORS

Name	Jurisdiction of Incorporation/Organization
Chesapeake AEZ Exploration, L.L.C.	Oklahoma
Chesapeake Appalachia, L.L.C.	Oklahoma
Chesapeake-Clements Acquisition, L.L.C.	Oklahoma
Chesapeake E&P Holding, L.L.C.	Oklahoma
Chesapeake Energy Louisiana Corporation	Oklahoma
Chesapeake Energy Marketing, L.L.C.	Oklahoma
Chesapeake Exploration, L.L.C.	Oklahoma
Chesapeake Land Development Company, L.L.C.	Oklahoma
Chesapeake Louisiana, L.P.	Oklahoma
Chesapeake Midstream Development, L.L.C.	Oklahoma
Chesapeake NG Ventures Corporation	Oklahoma
Chesapeake Operating, L.L.C.	Oklahoma
Chesapeake Plains, LLC	Oklahoma
Chesapeake Royalty, L.L.C.	Oklahoma
Chesapeake VRT, L.L.C.	Oklahoma
Compass Manufacturing, L.L.C.	Oklahoma
EMLP, L.L.C.	Oklahoma
Empress, L.L.C.	Oklahoma
GSF, L.L.C.	Oklahoma
MC Louisiana Minerals, L.L.C.	Oklahoma
MC Mineral Company, L.L.C.	Oklahoma
MidCon Compression, L.L.C.	Oklahoma
Nomac Services, L.L.C.	Oklahoma
Winter Moon Energy Corporation	Oklahoma
Northern Michigan Exploration Company, L.L.C.	Michigan
CHK Utica, L.L.C.	Delaware
Sparks Drive SWD, Inc.	Delaware
CHK Energy Holdings, Inc.	Texas
Empress Louisiana Properties, L.P.	Texas